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                                                                    Exhibit 10.1


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                               OPERATING AGREEMENT

                                       OF

                                 MZ PUT JV, LLC


                        ORGANIZED UNDER THE OHIO LIMITED
                              LIABILITY COMPANY ACT

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
TABLE OF CONTENTS
                                                                                                    PAGE
                                                                                                    ----

ARTICLE I ORGANIZATIONAL MATTERS; DEFINITIONS............................................................1
     1.1.....................................................................................Name    1
                                                                                             ----
     1.2.....................................................................Effective Date; Term    1
                                                                             --------------------
     1.3.........................................................Office; Place of Business; Agent    2
                                                                 --------------------------------
     1.4..............................................................................Definitions    2
                                                                                      -----------
ARTICLE II PURPOSE; MAZEL PUT RIGHT; ACQUISITION OF EXCESS GOODS.........................................2
     2.1..................................................................................Purpose    2
                                                                                          -------
     2.2.............................................................................Excess Goods    2
                                                                                     ------------
     2.3..............................................................Acquisition of Excess Goods    3
                                                                      ---------------------------
ARTICLE III MEMBERS; RIGHTS OF AND LIMITATIONS ON MEMBERS................................................4
     3.1..................................................................................Members    4
                                                                                          -------
     3.2.......................................................................Additional Members    4
                                                                               ------------------
     3.3...................................................................Limitations On Members    5
                                                                           ----------------------
     3.4....................................................Actions Requiring Approval of Members    5
                                                            -------------------------------------
ARTICLE IV MANAGING MEMBERS; RIGHTS AND POWERS OF MANAGING...............................................6
MEMBERS..................................................................................................6
     4.1.........................................................................Managing Members    6
                                                                                 ----------------
     4.2........................................................................Rights and Powers    6
                                                                                -----------------
     4.3..............................Duties of Managing Member; Not Required to Devote Full Time    7
                                      -----------------------------------------------------------
     4.4................................................Limitations On Actions of Managing Member    9
                                                        -----------------------------------------
     4.5................................................Exculpation of Managing Member; Indemnity    9
                                                        -----------------------------------------
     4.6................................Reliance of Third Parties On Authority of Managing Member    10
                                        ---------------------------------------------------------
     4.7........................................................Tax Elections; Tax Matters Member    11
                                                                ---------------------------------
     4.8..............................................................Managing Member May Compete    11
                                                                      ---------------------------
 ............................................................ARTICLE V COMPANY CAPITAL; ADVANCES BY MEMBERS
12
     5.1....................................................................Capital Contributions    12
                                                                            ---------------------
     5.2........................................................No Return of Contributions; Loans    12
                                                                ---------------------------------
ARTICLE VI FISCAL YEAR; ACCOUNTING; ALLOCATION OF PROFITS AND...........................................12
LOSSES; DISTRIBUTIONS...................................................................................12
     6.1..............................................................................Fiscal Year    12
                                                                                      -----------
     6.2.....................................................................Method of Accounting    12
                                                                             --------------------
     6.3..........................................................Maintenance of Capital Accounts    12
                                                                  -------------------------------
     6.4.........................................................Allocation of Profits and Losses    13
                                                                 --------------------------------


     6.5............................................................................Distributions
                                                                                    -------------
     6.6...........................................Liability of Member for Return of Distribution    14
                                                   ----------------------------------------------
ARTICLE VII TRANSFER OF COMPANY INTERESTS...............................................................15
     7.1..........................................................No Transfer of Company Interest    15
                                                                  -------------------------------
     7.2...................................................Compliance With Securities Act of 1933    15
                                                           --------------------------------------
     7.3........................................................Sale of Interest to Other Members    15
                                                                ---------------------------------
     7.4....................................................Transfer Permitted If Members Consent    15
                                                            -------------------------------------
     7.5...........................................Admission of Transferee as Substituted Members    15
                                                   ----------------------------------------------
     7.6......................Allocations and Distributions With Respect to Transferred Interests    16
                              -------------------------------------------------------------------
ARTICLE VIII WITHDRAWAL, DEATH, INCOMPETENCY OR DISSOLUTION OF MEMBERS AND MANAGING MEMBERS.............16
     8.1.....................................................................Withdrawal of Member    16
                                                                             --------------------
     8.2...................................................................Resignation as Manager    16
                                                                           ----------------------
     8.3........................................Death, Bankruptcy, Liquidation, Etc., of a Member    16
                                                -------------------------------------------------
     8.4...............................Death, Bankruptcy, Liquidation, Etc. of a Managing Member.    16
                                       ---------------------------------------------------------
     8.5...................Continuation of Company by Members; Designation of New Managing Member    16
                           ----------------------------------------------------------------------
     8.6............................................................Death or Bankruptcy of Member    17
                                                                    -----------------------------
ARTICLE IX TERMINATION, DISSOLUTION AND LIQUIDATION OF THE COMPANY......................................17
     9.1....................................................................Events of Dissolution    17
                                                                            ---------------------
     9.2..............................................................................Liquidation    17
                                                                                      -----------
     9.3..........................................................Election of Liquidating Trustee    18
                                                                  -------------------------------
     9.4...............................................................................Statements    18
                                                                                       ----------
ARTICLE X AMENDMENTS....................................................................................18
     10.1..............................................................................Amendments    18
                                                                                       ----------
ARTICLE XI DEFINITIONS, TAX PROVISIONS..................................................................19
     11.1.............................................................................Definitions    19
                                                                                      -----------
     11.2..........................................................................Tax Provisions    20
                                                                                   --------------
ARTICLE XII MISCELLANEOUS...............................................................................24
     12.1.................................................................................Notices    24
                                                                                          -------
     12.2........................................................No Partition of Company Property    24
                                                                 --------------------------------
     12.3...........................................................................Governing Law    24
                                                                                    -------------
     12.4............................................................................Counterparts    24
                                                                                     ------------
     12.5..........................................................Language Conventions; Captions    25
                                                                   ------------------------------
     12.6........................................................................Entire Agreement    25
                                                                                 ----------------
     12.7....................................................................Provisions Severable    25
                                                                             --------------------
     12.8.......................................................................Binding Agreement    25
                                                                                -----------------

SIGNATURE PAGE

SCHEDULE A

SCHEDULE B
OPERATING AGREEMENT

         This Operating Agreement (the "AGREEMENT") is entered into as of this day of 11 February, 2002, by and between MZ WHOLESALE ACQUISITION, LLC, an Ohio limited liability company ("MZAC") and MAZEL STORES, INC., an Ohio corporation ("MAZEL"). MZAC and Mazel are hereinafter referred to individually as a "MEMBER" and collectively with any other individuals or entities who hereinafter become parties hereto by purchasing membership interests of this company as the "MEMBERS."


                                    RECITALS:

         WHEREAS, MZAC and Mazel have entered into that certain Asset Purchase Agreement, dated as of February 11, 2002, for the purchase by MZAC of Mazel's wholesale business (the "ASSET PURCHASE

AGREEMENT");

         WHEREAS, pursuant to Section 6.7 ("Covenant Not-To-Compete") of the Asset Purchase Agreement, and as more specifically described therein, Mazel has agreed not to compete with MZAC's wholesale business, subject to certain exceptions provided therein, and MZAC and Mazel have agreed to form this limited liability company to purchase from time to time the Excess Goods (defined below) from Mazel upon such terms and conditions as are more fully described below; and

         WHEREAS, this Agreement evidences the mutual agreement of the Members in consideration of their contributions and promises each to the others, for the purpose of forming a limited liability company pursuant to the Ohio Limited Liability Company Act, Chapter 1705 of the Ohio Revised Code, as the same may be amended from time to time (the "ACT").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the Members agree as follows:


                                    ARTICLE I
                       ORGANIZATIONAL MATTERS; DEFINITIONS

         1.1 NAME. The name of the limited liability company formed hereunder (the "COMPANY") is the name stated on the cover page of this Agreement. The Managing Member may change the name of the Company at any time and from time to time and may also operate the business at the same time under one or more fictitious names.

         1.2 EFFECTIVE DATE; TERM. This Agreement shall become effective on the later to occur of (i) the date that an executed copy of the Articles of Organization required by Section 1705.04 of the Act ("ARTICLES") shall have been filed in the office of the Secretary of State of Ohio, or (ii) the date hereof, and shall continue until terminated in accordance with Article IX upon the earlier of (i) the acquisition of a majority of the stock or assets of Mazel by a third party or (ii) February , 2005 (subsections (i) and (ii) hereof being "TERMINATION EVENTS").

         1.3 OFFICE; PLACE OF BUSINESS; AGENT. The location of the principal office of the Company ("OFFICE") shall be as indicated on Schedule A attached hereto, which Office may but need not be located in Ohio. The Managing Member may change the location of the Office, establish additional offices or places of business of the Company or enter into such contracts or hire such agents in such other locations, inside and outside of the State of Ohio, as it deems necessary or desirable in the conduct of the business of the Company. The agent of the Company for service of process, as required by Section 1705.06 of the Act, shall be as indicated on Schedule A.

         1.4 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings as defined throughout the text of this Agreement, except as otherwise identified herein. A list of such definitions is contained in Section 11.1.


                                   ARTICLE II
              PURPOSE; MAZEL PUT RIGHT; ACQUISITION OF EXCESS GOODS

         2.1 PURPOSE. The nature of the business and of the purposes to be conducted and promoted by the Company is to engage solely in the following activities: (i) to own, hold, sell, assign, transfer, finance, pledge and otherwise deal with the Excess Goods in accordance with the provisions of this
Article II; (ii) to engage in such other lawful activities as permitted by the applicable laws and statutes of the State of Ohio as are incidental, necessary or appropriate to the foregoing; and (iii) to exercise all powers enumerated in the Act necessary, advisable or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein. Notwithstanding anything contained herein to the contrary, (i) the Company shall not engage in any business, and it shall have no purpose, unrelated to the acquisition and sale, assignment or transfer of the Excess Goods and shall not acquire any real property or own assets other than those related to the Excess Goods and/or otherwise in furtherance of the purposes of the Company, and (ii) all property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member or Manager shall have any ownership interest in any Company property in its individual name or right and each membership or other ownership interest in the Company shall be personal property for all purposes. While it is understood that not all transactions may make a profit, the Members agree that the purpose of this Company is for the profitable sale of Excess Goods.

         2.2 EXCESS GOODS For purposes hereof, Excess Goods shall mean the excess quantity of any close-out goods of a category regularly carried by MZAC in its business intended to be purchased by Mazel in a quantity greater than Mazel anticipates needing for its retail purposes; provided, however, that under no circumstances shall Excess Goods include any goods the cost of which would require the Company to expend more than $3.5 million in any calendar year for the acquisition of Excess Goods, unless consented to by all of the Members in their sole discretion which consent may be unreasonably withheld.

         2.3 ACQUISITION OF EXCESS GOODS At Mazel's election, until the occurrence of a Termination Event, Mazel may "put" any Excess Goods to the Company, in which event Mazel may either (i) complete the purchase of such Excess Goods and, within three (3) business days, sell them to the Company at the same price at which such Excess Goods were acquired by Mazel plus directly related costs or (ii) require that the Company directly purchase the Excess Goods. In either event, Mazel shall execute a Purchase Order for the Excess Goods and shall send a copy of such Purchase Order to the Managing Member by Federal Express or other recognized overnight delivery service, next day delivery. Within three (3) business days after Mazel sends said Purchase Order to the Managing Member, the Members shall deposit with the Company such amount as is necessary to acquire the Excess Goods in an amount proportionate to such Member's Percentage Interest in the Company. Each Party shall provide proof of such funding to the other Party. All such deposits by the Members shall constitute contributions of additional capital to the Company and the Managing Member shall reflect such contributions on the books and records of the Company.

                  (a) The Excess Goods shall be stored and processed in MZAC's warehouse, the actual costs and expenses of which shall be charged to the Company; provided, however, that such costs shall not exceed twenty percent (20%) of the sales proceeds of the Excess Goods ("Processing Charges"). The items of expense comprising the Processing Charges and the method of calculating and allocating the Processing Charges are set forth in Schedule B hereto.

                  (b) Notwithstanding the provisions of subsection (a) above, either Member may elect upon written direction to the other Member to warehouse and process the Excess Goods in a public warehouse upon such terms as are commercially reasonable. The Company shall pay the costs of warehousing and processing the Excess Goods and in such event, MZAC shall not be entitled to any Processing Charges with respect to said Excess Goods. Within three (3) business days after notice from such electing Member of such election, each of the Members shall deposit with the Company their respective proportionate share, based on such Member's Percentage Interest in the Company, of any expenses to be incurred by or charged to the Company in connection with the public warehousing and processing of the Excess Goods. All such deposits by the Members shall constitute contributions of additional capital to the Company and the Managing Member shall reflect such contributions on the books and records of the Company.

                  (c) Notwithstanding anything in this Agreement to the contrary, this Section 2.3 is intended solely for the benefit of the Company and the Members, and no the third party (including creditors of the Company or any individual or entity asserting any claim against the Company or any of the Members), shall have any right to enforce the provisions of this Section 2.3, to require the Members to contribute additional capital to the Company, to require either Member to demand that the other Member contribute additional capital to the Company or to purchase or sell an interest in the Company.

         2.4      DEFAULT.

                  (a) Subject to Section 2.4(b) below, in the event either Member shall fail to deposit its proportionate share of the acquisition costs of any Excess Goods within the three (3) business days provided for in Section 2.3 above, and such default shall continue for a period of five (5) days after written notice of such default by the non-defaulting Member to the defaulting Member, the non-defaulting Member shall be immediately and permanently relieved of its obligations not to compete under Section 6.7 of the Asset Purchase Agreement. In addition, if MZAC is the non-defaulting Member, MAZEL shall forfeit its "put" rights herein with respect to any future Purchase Orders.

                  (b) In the event that MZAC shall fail to deposit its proportionate share of the acquisition costs of any Excess Goods in accordance with Section 2.3 hereof because MZAC considers such goods to be nonconforming thus causing them not to constitute Excess Goods, MZAC shall give notice to Mazel within five (5) days after delivery by Mazel to MZAC of notice of default as provided in (a) above, that it desires a determination on whether such goods constitute Excess Goods to be settled by arbitration conducted in accordance with Section 10.9 of the Asset Purchase Agreement. In such event, the Parties shall cause such arbitration to take place within thirty (30) days of the date of such notice from MZAC (or as soon thereafter as practicable), and if it shall be finally and conclusively determined in such arbitration proceeding that the goods constitute Excess Goods, then Mazel shall be immediately and permanently relieved of its obligations not to compete under Section 6.7 of the Asset Purchase Agreement. In the event that it shall be finally and conclusively determined in such arbitration proceeding that the goods do not constitute Excess Goods, then MZAC shall be deemed to have been within its rights not to fund the requested Purchase Order, and Mazel shall forfeit its "put" rights herein with respect to any future Purchase Orders.

         (c) The remedies provided for in this Section 2.4 shall be cumulative and shall be in addition to every other right, power and remedy specifically given in this Agreement or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given in this Agreement or otherwise existing may be exercised from time to time and as often and in such order as is determined by the non-defaulting Member or the Company, as the case may be, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Without limiting the foregoing, MZAC agrees that in the event that MZAC wrongfully fails to fund its obligations hereunder, MAZEL shall be entitled to damages for lost anticipated profits with respect to the goods which MAZEL would otherwise have purchased.


                                   ARTICLE III
                  MEMBERS; RIGHTS OF AND LIMITATIONS ON MEMBERS

         3.1 MEMBERS. The Members of the Company shall be those persons or entities identified as such on Schedule A, as such Schedule shall be amended from time to time. The names and addresses of the Members, the amount of their contribution to the capital of the Company, the number of Units credited to each Member and their Percentage Interests are set forth in Schedule A.

         3.2 ADDITIONAL MEMBERS. Additional Members may be admitted to the Company only as provided in this Agreement. The transferee of the interest in the Company of an existing Member shall not become a Member until admitted as a substituted Member pursuant to Section 7.5.

         3.3 LIMITATIONS ON MEMBERS. No Member shall have the right:

                  (a) To take part in the control of the Company business or to sign for or to bind the Company, except for any Member who is also a Managing Member;

                  (b) To have his capital contribution repaid except to the extent provided in this Agreement;

                  (c) To withdraw from the Company;

                  (d) To require partition of Company property or to compel any sale or appraisement of Company assets or sale of a deceased Member's interest therein; or

                  (e) To sell or assign his interest in the Company or to constitute the vendee or assignee thereunder a substituted Member, except as provided in Article VII hereof.

         3.4 ACTIONS REQUIRING APPROVAL OF MEMBERS. The Managing Member shall not take the following actions on behalf of the Company unless such actions are approved by Members owning one hundred percent (100%) of the total Units allocated to all the Members:

                  (a) sell, transfer, exchange or otherwise dispose of, or lease, mortgage, pledge or merge, any of the Company's properties, other than the Excess Goods;

                  (b) change the primary character of the business of the Company;

                  (c) assign the property of the Company in trust for creditors or on the assignee's promise to pay the debts of the Company;

                  (d) dispose of the good will of the business of the Company;

                  (e) do any other act that would make it impossible to carry on the ordinary business of the Company;

                  (f) borrow money or otherwise cause the Company to incur debt, or pledge or mortgage Company assets to secure the repayment of borrowed sums;

                  (g) hire employees or obtain the services of independent contractors or consultants, including the selection of a firm of independent certified public accountants to perform an annual audit and issue an opinion letter with respect to the financial statements of the Company or the selection of a firm of attorneys;

                  (h) enter into transactions of any kind with any Member or any Affiliate of any Member;

                  (i) compromise, arbitrate or otherwise settle or adjust claims in favor of or against the Company and commence or defend litigation with respect to the Company or any assets of the Company, all or any of the above matters being at the expense of the Company;

                  (j) confess a judgment;

                  (k) submit a claim or liability of the Company to arbitration or reference;

                  (l) admit additional or substitute Members;

                  (m) decide on the amount and timing of all distributions to Members;

                  (n) make any capital expenditures, including any related series of transactions, other than those made in the ordinary course of business;

                  (o) make any loans or extend any credit, except to customers in the ordinary course of business;

                  (p) enter into or amend any management contract, license agreement, lease or other material contract other than in the ordinary course of the acquisition, management and disposition of Excess Goods;

                  (q) sell Excess Goods at a loss subject, however, to the terms and conditions of Section 4.4(b); and

                  (r) establish reserves in excess of the amount contemplated in
         Section 6.5.

                                   ARTICLE IV
                 MANAGING MEMBER; RIGHTS AND POWERS OF MANAGING
                                     MEMBERS

         4.1 MANAGING MEMBER. The Managing Member ("MANAGING MEMBER") of the Company shall be that Member identified as such on Schedule A, as such Schedule shall be amended from time to time. The Managing Member shall have full, exclusive and complete authority and control in the management of the Company business with all rights and powers generally conferred by law or necessary or advisable and consistent therewith and with the provisions of this Agreement.

         4.2 RIGHTS AND POWERS. Subject to the limitations, if any, contained in
Section 4.4, the rights and powers of the Managing Member, by way of illustration but not by way of limitation, shall include the right and power to:

                  (a) acquire Excess Goods in accordance with Article II;

                  (b) take any and all actions with respect to the acquisition, management or disposition of Excess Goods, including, without limitation, selling and otherwise disposing of Excess Goods, and negotiation and execution of contracts in connection therewith;

                  (c) execute any and all other instruments and perform any acts determined to be necessary or advisable to carry out the intentions and purposes of the Company;

                  (d) invest Company funds in bank savings accounts, savings and loan associations, commercial paper, government securities, certificates of deposit, bankers' acceptances and other interest-bearing obligations, and deposit, withdraw, pay, retain and distribute Company funds in any manner consistent with the provisions of this Agreement;

                  (e) perform any and all acts necessary to pay any and all organizational expense incurred in the creation of the Company and in raising additional capital, including without limitation broker's commissions, legal and accounting fees (it being understood that all expenses incurred in the creation of the Company and the commencement of the Company business shall be borne by the Company); and , and execute, acknowledge and deliver any and all instruments to effect any and all of the foregoing;

                  (f) establish Company offices at such places as may be appropriate, and otherwise arrange for the facilities necessary to carry out the purposes and business of the Company, the cost and expense thereof and incidental thereto to be borne by the Company;

                  (g) arrange for a facsimile signature for itself for the purpose of executing such checks or other writings or legal instruments as may be necessary or desirable in the Company business; and

                  (h) maintain any insurance coverage deemed necessary or appropriate by the Managing Member, in such amounts and of such types as shall be determined by the Managing Member, including without limitation public liability insurance coverage and insurance covering the indemnification by the Company provided in Section 4.5.

         4.3 DUTIES OF MANAGING MEMBER; NOT REQUIRED TO DEVOTE FULL TIME. The Managing Member shall manage or cause to be managed the affairs of the Company and shall devote such time to the Company affairs as it shall in its discretion exercised in good faith determine is reasonably necessary for the conduct of such affairs, including, without limitation, utilizing its best efforts to expeditiously dispose of the Excess Goods on commercially reasonable terms; provided, however, that it is expressly understood and agreed that the Managing Member shall not be required to devote its entire time or attention to the business of the Company. In carrying out its obligations, the Managing Member shall:
                  (a) Obtain and maintain such public liability, hazard and other insurance as may be deemed necessary or appropriate by the Managing Member;

                  (b) Deposit all funds of the Company in one or more separate bank accounts with such banks or trust companies as the Managing Member may designate (withdrawals from such bank accounts to be made upon such signature or signatures as the Managing Member may designate);

                  (c) Maintain at the Office of the Company all of the following:

                           (i) a current list of the full name and last known
                  business or residence address of each Member, separately listing and identifying the Managing Member, set forth in alphabetical order;

                           (ii) a copy of the Articles and all certificates of
                  amendment to it, together with executed copies of any powers of attorney pursuant to which the Articles or any certificate has been executed;

                           (iii) a copy of this Agreement, all amendments to
                  this Agreement, and executed copies of any written powers of attorney pursuant to which the Agreement or amendments thereto have been executed;

                           (iv) copies of the Company's federal, state and local
                  income tax returns and reports for the three most recent years; and

                           (v) copies of any financial statements of the Company
                  for the three most recent years.

                  The records listed in this subsection shall be subject to inspection and copying at the reasonable request and expense of any Member (or his duly authorized representative) during ordinary business hours;

                  (d) Maintain at the Office of the Company complete and accurate records of all properties owned or leased by the Company and complete and accurate books of account (containing such information as shall be necessary to compute allocations and distributions), and make such records and books of account available for inspection and copying at the reasonable request and expense of any Member (or his duly authorized representative) during ordinary business hours;

                  (e)(1) Cause to be prepared and distributed to all Members within ten (10) days after the end of each month during the term a statement of the preceding month's income (the final form of which statement shall require the approval of Members owning one hundred percent (100%) of the total Units allocated to all the Members); and

                           (2) Cause to be prepared and distributed to all
                  Members within ninety (90) days after the end of each fiscal year the following:

                           (i) A statement of cash receipts and disbursements in
                  such fiscal year (the final form of which shall require the approval of Members owning one hundred percent

                  (100%) of the total Units allocated to all the Members);

                           (ii) A statement of income for such year (the final
                  form of which shall require the approval of Members owning one hundred percent (100%) of the total Units allocated to all the Members);

                           (iii) A balance sheet as of year end (the final form
                  of which shall require the approval of Members owning one hundred percent (100%) of the total Units allocated to all the Members); and

                           (iv) A statement showing all information required by
                  the Members for preparation of their income tax returns (the final form of which shall require the approval of Members owning one hundred percent (100%) of the total Units allocated to all the Members);

                  (f) Cause to be filed the Articles and such other certificates and do such other acts as may be required by law to qualify and maintain the Company as a limited liability company under the Act; and

                  (g) Cause Schedule A to be amended from time to time as required by this Agreement, and upon each such amendment designate at the top of such Schedule that it is an "Amended Schedule A" and indicate immediately under such designation the effective date of such amendment.

         4.4      LIMITATIONS ON ACTIONS OF MANAGING MEMBER.

         (a) Notwithstanding the general authority conferred on the Managing Member pursuant to Sections 4.1 and 4.2, those actions requiring the vote of all or some of the Members pursuant to Section 3.4 shall be taken by the Managing Member only as authorized by that Section.

         (b) In the event any Excess Goods shall not have been finally disposed of by the Company within: (i) six (6) months after the date of acquisition of such goods by the Company in the case of seasonal goods or (ii) one (1) year after the date of acquisition of such goods by the Company in the case of non-seasonal goods, then the non-Managing Member shall have the right, but not the obligation, to direct the Managing Member to lower the price at which such Excess Goods are being offered to a price that would allow the Company to realize aggregate sales proceeds from the sale of such Excess Goods in an amount no less than the acquisition costs of such Excess Goods plus the Processing Charges incurred in connection with such Excess Goods. If, in each case, such Excess Goods shall not have been finally disposed of within an additional six
(6) months despite lowering the price as aforesaid, then the non-Managing Member shall have the right, but not the obligation, to direct the Managing Member to lower the price at which such Excess Goods are being offered to a price chosen by the non-Managing Member in its sole discretion.

         4.5 EXCULPATION OF MANAGING MEMBER; INDEMNITY. In carrying out its duties hereunder, the Managing Member shall not be liable to the Company or to any Member for its good faith actions, or failure to act, or for any errors of judgment, or for any act or omission believed in good faith to be within the scope of authority conferred by this Agreement, but only for its own gross negligence or willful misconduct in the performance of its obligations under this Agreement. Actions or omissions taken in reliance upon the advice of legal counsel as being within the scope of authority conferred by this Agreement shall be conclusive evidence of such good faith; however, good faith may be determined without obtaining such advice.

         The Company does hereby indemnify and hold harmless the Managing Member, its Affiliates and their agents, officers, employees, partners, members and directors against and from any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (together, "CLAIMS"), in which the indemnified person may be involved, or threatened to be involved, as a party or otherwise by reason of its status as the Managing Member or an Affiliate thereof, an agent, officer, employee, partner, member or director of the Managing Member or an Affiliate thereof, or a person serving at the request of the Company in another entity in a similar capacity, which relates to or arises out of the Company, its property, business or affairs, regardless of whether the indemnified person continues to be the Managing Member or an Affiliate thereof or their agent, officer, employee, partner, member or director at the time any such liability or expense is paid or incurred, if (i) the indemnified person acted in good faith and in a manner it believed to be in or not opposed to the best interests of the Company, (ii) the indemnified person's conduct did not constitute gross negligence or willful misconduct, (iii) in connection with any criminal action or proceeding, the indemnified person had no reasonable cause to believe its conduct was unlawful,
(iv) with respect to Claims by or in the right of the Company, the indemnified person is not adjudged to be negligent or liable for misconduct, unless a court determines pursuant to Section 1705.32(B) of the Act that indemnification is nonetheless appropriate, and (v) the standards set forth in clauses (i) and
(ii), and, if applicable, (iii) and (iv), are met as determined in each case by
(w) a majority vote of a quorum of Managing Member who are not parties to or threatened to be made parties to the Claims in issue, (x) by independent legal counsel as described in Sectopm 1705.32(D)(1)(b) of the Act, (y) by all the Members, or (z) by an appropriate court as provided in Section 1705.32(D)(1)(d) of the Act. Notwithstanding clauses (iii) and (iv), an indemnified person shall be eligible for indemnification hereunder to the extent it has been successful on the merits with respect to any Claim. In no event shall any Member be required to make an additional capital contribution to carry out this indemnification provision.

         An Affiliate of any person ("AFFILIATE") means (i) any person directly or indirectly owning, controlling or holding the power to vote ten percent or more of the outstanding voting securities of the specified person; (ii) any person ten percent or more of whose outstanding voting securities is directly or indirectly owned, controlled or held with power to vote by the specified person;
(iii) any person directly or indirectly controlling, controlled by, or under control with a specified person; (iv) any officer, partner, member or director of the specified person; and (v) any person of which the specified person is an officer, director or partner.

         4.6 RELIANCE OF THIRD PARTIES ON AUTHORITY OF MANAGING MEMBER. No financial institution or any other person, firm or corporation dealing with any Managing Member shall be required to ascertain whether such Managing Member is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the acts and assurances of and the execution of any instruments by such Managing Member.

         4.7 TAX ELECTIONS; TAX MATTERS MEMBER. The Members, acting jointly, shall make and determine all options and elections with respect to the Internal Revenue Code of 1986, as amended from time to time (the "CODE") and Treasury Regulations ("TREASURY REGULATIONS" or "TREAS. REG.") issued thereunder. As an example of, but not in limitation of, the general authority conferred by the preceding sentence, the Members, acting jointly, shall determine whether and when to make or revoke the election under Code Section 754. The Members, acting jointly, shall be the "tax matters partner" (as defined in Code Section 6231) and are authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, and to expend Company funds for professional services and costs associated therewith. The tax matters partner shall provide all notices and perform all acts required of a tax matters partner under Subchapter C of Chapter 63 of the Code. The Members shall take any action that they determine to be necessary to comply with the requirements of Code Sections 1441, 1442, 1445 or 1446 with respect to withholding certain amounts with respect to payments or distributions to a Member who is not a U.S. person (as defined in Code Section
7701) or withholding of certain amounts with respect to the sale of a "United States real property interest" (as defined in Code Section 897).

         4.8 MANAGING MEMBER MAY COMPETE. The Members hereby acknowledge that the Managing Member may from time to time engage in business enterprises similar to the business of the Company and competitive with the business of the Company without restriction and with no obligation to account to the Company or to the Members for such activities. The Managing Member is not obligated to offer business opportunities to the Company.

                                    ARTICLE V
                      COMPANY CAPITAL; ADVANCES BY MEMBERS

         5.1 CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, the Members have contributed to the capital of the Company the money or property listed in Schedule A. The capital contributions listed on Schedule A (together with any additional contributions to the capital of the Company permitted or required under this Agreement, the "CAPITAL CONTRIBUTIONS") shall be credited to the Members' Capital Accounts maintained by the Company in accordance with
Section 6.3. The Members shall have no obligation to make additional Capital Contributions to the Company except as set forth in Section 2.3. No interest shall be paid on Capital Contributions.

         5.2 NO RETURN OF CONTRIBUTIONS; LOANS. Anything in this Agreement to the contrary notwithstanding, no Member shall be personally liable for the return of the capital contribution of any other Member, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets. A Member shall not have the right to demand or receive property other than cash in return for his contribution, unless he so requests and the Managing Member approves such request. If the Managing Member or any Member shall advance any monies to the Company in excess of his contribution to the capital of the Company, the amount of any such advance shall not be deemed to be an additional capital contribution unless specifically so characterized, but instead shall be treated as a loan and shall bear interest at the minimum rate required to avoid the imputation of interest under Code Section 7872 (whether or not such Section applies to the loan) and shall be an obligation of the Company to such Member payable in accordance with the other terms of such advance prior to payment of any cash distribution pursuant to Article VI and, in the case of liquidation, in accordance with the provisions of Section 9.2.


                                   ARTICLE VI
               FISCAL YEAR; ACCOUNTING; ALLOCATION OF PROFITS AND
                              LOSSES; DISTRIBUTIONS

         6.1 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

         6.2 METHOD OF ACCOUNTING. The Company books shall be kept in accordance with generally accepted accounting principles applied in a manner consistent with the past practices of the Members.

         6.3 MAINTENANCE OF CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be maintained by the Company for each Member in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv). The initial amount credited to the Capital Account of each Member shall be the amount of such Member's Capital Contribution. The Capital Account of each Member shall also be (i) credited with the amount of any additional Capital Contributions made by such Member and any deemed contributions, (ii) credited with the amount of any Profits and any other items of income or gain allocated to such Member, (iii) debited by the amount of any Losses and any other items of loss or deduction allocated to such Member, and (iv) debited with the amount of all actual and deemed distributions made to such Member. Any contribution or distribution of property in kind shall be credited or debited, respectively, in an amount equal to the Carrying Value of such property, net of liabilities secured by such property that the Company or a Member, respectively, is considered to assume or take subject to under Code
Section 752. Upon adjustment to the adjusted tax basis of Company property pursuant to Code Sections 732, 734 or 743, the Capital Accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

         6.4 ALLOCATION OF PROFITS AND LOSSES.

                  (a) Profits shall be allocated to the Members as follows:

                           (i) FIRST, to those Members who have deficit balances
                  in their Capital Accounts, pro rata in proportion to such deficit balances, until such deficit balances have been eliminated and the balances in their Capital Accounts have been restored to zero;

                  and

                           (ii) THEREAFTER, in accordance with the Members'
                  Percentage Interests. The term "PERCENTAGE INTERESTS" shall mean the percentage interest of any Member in the Company determined by dividing the number of Units held by such Member by all outstanding Units of Company interest. "UNITS" is a term used in this Agreement for purposes of making allocations and determining certain votes; the Units allocated to each Member is indicated on Schedule A. Units shall not represent a Member's interest in the capital of the Company, which is determined solely by a Member's Capital Account.

                           (iii) Losses shall be allocated to the Members in
                  accordance with their Percentage Interests.

                           (iv) The special allocations set forth in Section
                  11.2 shall be made prior to the allocations under this Section.

                           (v) "PROFITS" and "LOSSES" shall mean an amount equal
                  to the Company's taxable income or loss, respectively, for any period from all sources, determined in accordance with Code
                  Section 703(a), adjusted in the following manner: (i) the income of the Company that is exempt from federal income tax or not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as described in such Section pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) or not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) in the event the Carrying Value of any Company asset is adjusted pursuant to Section 11.2(c)(ii), (iii) or (iv) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; (iv) gain or loss resulting from the disposition of an asset shall be computed by reference to the Carrying Value of such asset; (v) a deduction for Depreciation shall be taken in lieu of a deduction for depreciation, amortization or cost recovery allowable for federal income tax purposes for such fiscal year; (vi) to the extent an adjustment under Code Section 734(b) is required by Treas. Reg. Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest, the amount of such item shall be treated as an item of gain or loss from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) any items that are specially allocated pursuant to Section
                  11.2 shall not be taken into account in computing Profits and Losses. "DEPRECIATION" shall mean, for each fiscal year, an amount equal to the depreciation, amortization or cost recovery deduction allowable for federal income tax purposes for such fiscal year, unless the Carrying Value for an asset differs from the adjusted basis of such asset for federal income tax purposes, in which case Depreciation shall mean an amount that bears the same ratio to the beginning Carrying Value as the depreciation, amortization or cost recovery deduction bears to the beginning adjusted tax basis, provided, however that if the adjusted basis of an asset is zero at the beginning of a fiscal year, Depreciation shall be determined by the Managing Member by using any reasonable method.

         6.5 DISTRIBUTIONS. Except in connection with the liquidation of the Company, in which case all distributions shall be made in accordance with
Article IX, distributions shall be made to the Members no less than monthly in accordance with the Members' Percentage Interests in the Company as follows: by no later than the tenth (10th) day of the month following the receipt of sales proceeds, the Managing Member shall cause the Company to distribute to the Members an amount equal to the sales proceeds for the prior month less an amount equal to the sum of (i) Processing Charges ( to the extent not already paid), and (ii) Reasonable Reserves (defined as reserves needed for the operations of the Company as reasonably determined by the Managing Member), provided in no event shall Reasonable Reserves exceed at any point in time 10% of the then most recent six months' gross revenue without the approval of the Members. Unless otherwise agreed to by both Members, and except as set forth in this Section 6.5 or in connection with the liquidation of the Company, no Member has the right to demand or receive distributions.
         6.6 LIABILITY OF MEMBER FOR RETURN OF DISTRIBUTION. Each Member understands that if it receives cash or other property in violation of Section 1705.23 of the Act, it may be liable to the Company for two years for the return of such amount pursuant to such Section.

                                   ARTICLE VII
                          TRANSFER OF COMPANY INTERESTS

         7.1 NO TRANSFER OF COMPANY INTEREST. Except as specifically provided in this Agreement, no Member may sell, assign, or in any manner transfer all or any part of its interest in the Company.

         7.2 COMPLIANCE WITH SECURITIES ACT OF 1933. No Member's interest in the Company has been registered under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) of such act. Notwithstanding any other provisions in this Agreement, no interest in the Company of a Member may be offered for sale, sold, transferred or otherwise disposed of unless, at the expense of the transferring Member, the Company has received an opinion of counsel for the Company or counsel acceptable to its counsel, to the effect that such transfer is exempt from registration under the Securities Act of 1933 and is in compliance with all applicable federal and state securities laws and regulations. The Managing Member may, in its sole discretion, waive the requirements of this Section with respect to the transfer of any interest, but any such waiver shall not constitute a waiver of any subsequent transfer of such interest or the transfer of any other interest.

         7.3 SALE OF INTEREST TO OTHER MEMBERS. Any Member may sell, assign or otherwise transfer all or any part of its interest in the Company to another Member, at such price and on such other terms as the parties may agree.

         7.4 TRANSFER PERMITTED IF MEMBERS CONSENT. A Member may transfer its interest in the Company to any person with the approval of the Members owning 100 percent of the total Units allocated to all the Members, which approval may be arbitrarily withheld. Such approval of the transfer of any interest by the Members shall not constitute approval of any subsequent transfer of such interest or the transfer of any other interest or approval of admission of the transferee as a Member in the Company.

         7.5 ADMISSION OF TRANSFEREE AS SUBSTITUTED MEMBERS. An assignee of a Member's interest in the Company shall not become a substituted Member unless and until the Members owning 100 percent of the total Units allocated to all the Members consent in writing to such substitution, which consent may be arbitrarily withheld. If the Members do not consent to the substitution of an assignee of a Member's interest in the Company, the transferor Member shall not retain any rights of a member under the Act. An assignee of a Member's interest in the Company who is not admitted as a substituted Member under this Section shall not be entitled to: (i) require any accounting of the Company's transactions; (ii) inspect the Company's books and records; (iii) require any information from the Company; or (iv) exercise any privilege or right of a Member which is not specifically granted to a non-substituted transferee of a limited liability company interest under the Act.

         7.6 ALLOCATIONS AND DISTRIBUTIONS WITH RESPECT TO TRANSFERRED INTERESTS. If any transfer of an interest in the Company permitted by this Agreement occurs during a fiscal year (whether or not the assignee is admitted as a substituted Member), then all allocations of Profits and Losses attributable to the transferred interest for such year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such fiscal period, using any convention or method of allocation selected by the Managing Member which is then permitted under Code
Section 706 and the regulations promulgated thereunder. All distributions of Net Cash Flow made prior to the effective date of any such transfer shall be made to the transferor and any such distributions made after the effective date of such transfer shall be made to the transferee.

                                  ARTICLE VIII
          WITHDRAWAL, DEATH, INCOMPETENCY OR DISSOLUTION OF MEMBERS AND
                                MANAGING MEMBER


         8.1 WITHDRAWAL OF MEMBER. A Member may not withdraw from the Company.

         8.2 RESIGNATION AS MANAGER. The Managing Member may not resign as manager of the Company.

         8.3 DEATH, BANKRUPTCY, LIQUIDATION, ETC., OF A MEMBER. A Member shall not cease to be a Member by reason of the items listed in Section 1705.15(C) through (J) of the Act. The happening of any such event shall not operate to cause the dissolution of the Company.

         8.4 DEATH, BANKRUPTCY, LIQUIDATION, ETC. OF A MANAGING MEMBER. On the death, bankruptcy, liquidation, dissolution, adjudication of insanity or incompetency, or other cessation of existence of a Managing Member, the Company shall be dissolved unless all the remaining Members pursuant to Section 8.6 elect to continue the Company.

         8.5 CONTINUATION OF COMPANY BY MEMBERS; DESIGNATION OF NEW MANAGING MEMBER. In the event that the death, bankruptcy, liquidation, dissolution, adjudication of insanity or incompetency or other cessation of existence of a Managing Member, the remaining Members may, by a unanimous vote, within ninety
(90) days after the date of any such event, elect to continue the Company and designate a Managing Member or Managing Member who or which consent to and accept designation as such. If the new Managing Member is not a Member, then such new Managing Member shall receive Units of Company interest in exchange for such capital contribution as the Members may designate, and the interests of all other Members in the Company shall be proportionately reduced.

         8.6 DEATH OR BANKRUPTCY OF MEMBER. Upon the death or bankruptcy of an individual Member or the bankruptcy, dissolution or other cessation to exist as a legal entity of a Member not an individual, and after such time as the Company shall have received written notice thereof, the authorized representative of such individual or entity shall have all of the rights of a Member for the purposes of effecting the orderly winding up and disposition of the affairs of such individual or entity.

                                   ARTICLE IX
             TERMINATION, DISSOLUTION AND LIQUIDATION OF THE COMPANY

         9.1 EVENTS OF DISSOLUTION. Upon the expiration of the term of the Company set forth in Section 1.2 or any event described herein which causes dissolution and the failure of the Members to elect to continue the Company, the Company shall be dissolved and liquidated in accordance with the provisions of this Article.

         9.2 LIQUIDATION.

                  (a) Upon the dissolution of the Company, the then Managing Member, or, if there be none, the Liquidating Trustee appointed pursuant to Section 9.3, shall proceed with the liquidation of the Company, and the liquidation proceeds shall be applied in the following order:

                           (i) To creditors in order of priority as provided by
                  law, except for any indebtedness owing to any Member.

                           (ii) To the establishment of any reserves that may be
                  deemed by both Members or other persons having control of the liquidation proceedings to be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

                           (iii) To the Members in satisfaction of any
                  indebtedness owing to them; and

                           (iv) To the Members in accordance with their positive
                  Capital Account balances.

                  (b) Upon liquidation of the Company, no Member shall be required to contribute any amount to the Company solely because of a deficit balance in his Capital Account and any such deficit balance shall not for any purpose be considered an asset of the Company.

                  (c) For purposes of the liquidation of the Company assets, the discharge of its liabilities and the distributions of the remaining funds among the Members as above described, the Members jointly, or the Liquidating Trustee, shall have the authority on behalf of the Company to sell, convey, exchange or otherwise transfer the assets of the Company for such consideration and upon such terms and conditions as it deems appropriate. The Members jointly, or the Liquidating Trustee in its sole discretion, may make distributions in kind to Members. Neither Member shall shall have the authority to purchase any Company assets at the appraised fair market value without the consent of both Members. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities of the Company to creditors to enable the Company to minimize normal losses during a liquidation period. Any return of all or any portion of the contributions made by a Member to the capital of the Company shall be made solely from Company assets, and the Managing Member shall not be personally liable for any such return, except to the extent provided in the preceding subsection.

         9.3 ELECTION OF LIQUIDATING TRUSTEE. In the event there is no Managing Member at the time of dissolution, the Members shall elect, by a vote of majority in interest of all Units, one of their members or any other person, firm or corporation of their choice to act as liquidating trustee ("LIQUIDATING TRUSTEE") in the liquidation of the business in accordance with the provisions of this Article.

         9.4 STATEMENTS. Each of the Members shall be furnished with a statement prepared by the Company's accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. When the then Managing Member, or if there be none, the Liquidating Trustee, have complied with the distribution plan set forth in this Article, the Managing Member or the Liquidating Trustee, as the case may be, shall execute and cause to be filed a certificate of dissolution of the Company.


                                    ARTICLE X
                                   AMENDMENTS

         10.1 AMENDMENTS. All amendments to this Agreement shall require the approval of Members owning 100 percent of the total Units allocated to all Members.


                                   ARTICLE XI
                           DEFINITIONS, TAX PROVISIONS

         11.1 DEFINITIONS. The capitalized terms used in this Agreement shall have the meanings as defined in the provision referenced below, where such term appears in boldface print. Defined terms used in only one Section of this Agreement may not be listed below.

                  (a) "ACT" is defined in the recitals.

                  (b) "ADJUSTED CAPITAL ACCOUNT BALANCE" is defined in Section 11.2(a)(ii).

                  (c) "AFFILIATE" is defined in Section 4.5.

                  (d) "AGREEMENT" is defined in the preamble.

                  (e) "ARTICLES" is defined in Section 1.2.

                  (f) "ASSET PURCHASE AGREEMENT" is defined in the recitals.

                  (g) "CAPITAL ACCOUNT" is defined in Section 6.3.

                  (h) "CAPITAL CONTRIBUTIONS" is defined in Section 5.1.

                  (i) "CARRYING VALUE" is defined in Section 11.2(c)(i).

                  (j) "CODE" is defined in Section 4.7.

                  (k) "COMPANY" is defined in Section 1.1.

                  (l) "EXCESS GOODS" is defined in Section 2.2.

                  (m) "LIQUIDATING TRUSTEE" is defined in Section 9.3.

                  (n) "LOSSES" is defined in Section 6.4(d).

                  (o) "MANAGING MEMBER" is defined in Section 4.1.

                  (p) "MAZEL" is defined in the preamble.

                  (q) "MEMBER" and "MEMBERS" are defined in the preamble.

                  (r) "MINIMUM GAIN" is defined in Section 11.2(a)(i)(A).

                  (s) "MZAC" is defined in the preamble.

                  (t) "OFFICE" is defined in Section 1.3.

                  (u) "PERCENTAGE INTERESTS" is defined in Section 6.4(a)(ii).

                  (v) "PROFITS" is defined in Section 6.4(d).

                  (w) "TERMINATION EVENT" is defined in Section 1.2.

                  (x) "TREASURY REGULATIONS" and "TREAS. REG." are defined in
         Section 4.7.

                  (y) "UNITS" is defined in Section 6.4(a)(ii).

         11.2 TAX PROVISIONS. The following provisions apply for all purposes of this Agreement.

                  (a) ALLOCATIONS REQUIRED BY TREASURY REGULATIONS.

                           (i) Subject to the exceptions set forth in Treas.
                  Reg. Sections 1.704-2(f)(2)--(5), if there is a net decrease in Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Treas. Reg. Section 1.704-2(g)(2). "MINIMUM GAIN" shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d). This paragraph is intended to comply with the minimum gain chargeback requirement in Treas. Reg. Section 1.704-2(b)(2) and (f) and shall be interpreted consistently therewith.

                           (ii) Subject to the exceptions set forth in Treas.
                  Reg. Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any fiscal year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. Section 1.704-2(i)(3), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg.
                  Section 1.704-2(i)(5). This paragraph is intended to comply with the minimum gain chargeback requirement in Treas. Reg.
                  Section 1.704-2(i)(4) and shall be interpreted consistently therewith. "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain." "MEMBER NONRECOURSE DEBT" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(4) for "partner nonrecourse debt."

                           (iii) In the event any Member unexpectedly receives
                  any adjustments, allocations or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficits in its Adjusted Capital Account Balance created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to constitute a "qualified income offset" within the meaning of Treas. Reg.
                  Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith. "ADJUSTED CAPITAL ACCOUNT BALANCE" means the balance in the Capital Account of a Member as of the end of the relevant fiscal year of the Company, after giving effect to the following: (a) credit to such Capital Account any amounts the Member is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (b)
                  debit to such capital account the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                           (iv) Nonrecourse Deductions for any fiscal year or
                  other period shall be specially allocated to the Members in accordance with their Percentage Interests. "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treas. Reg.
                  Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a fiscal year of the Company equals the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Treas. Reg. Section 1.704-2(c). "NONRECOURSE LIABILITY" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(3).

                           (v) Member Nonrecourse Deductions for any fiscal year
                  or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i). "MEMBER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treas. Reg. Section 1.704-2(i)(2) for "partner nonrecourse deductions." For any Company taxable year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the net increase during the year, if any, in the amount of Member Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Member Nonrecourse Debt Minimum Gain.

                           (vi) The allocations set forth in Section 11.2(a) are
                  intended to comply with certain requirements of Treasury Regulations promulgated under Code Section 704. Such allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction to each Member so that, to the extent possible, and to the extent permitted by Treasury Regulations, the net amount of such allocations of other Profits, Losses, and other items and such allocations to each Member shall be equal to the net amount that would have been allocated to each Member if such allocations had not been made.

                  (b) RULES OF APPLICATION.

                           (i) Profits and Losses and other items of income,
                  gain, loss and deduction shall be allocated to the Members in accordance with the portion of the year during which the Members have held their respective interests. All items of income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Company, except that (A) gains and losses arising from the disposition of assets shall be taken into account as of the date thereof, and (B) with the consent of the Managing Member and all affected parties, the preceding items may be allocated by using an "interim closing of the books" method.

                           (ii) In the event the Company is entitled to a
                  deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

                           (iii) To the extent any payments in the nature of
                  fees paid to a Member are finally determined to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

                           (iv) Losses shall not be allocated to any Member to
                  the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Member continues to have a positive Adjusted Capital Account Balance; in such event Losses shall first be allocated to Members with positive Adjusted Capital Account Balances in proportion to such balances, until their positive Adjusted Capital Account Balances have been reduced to zero. To the extent that any Losses are allocated pursuant to this paragraph, Profits shall thereafter be allocated in reverse order of such allocations of Losses to the extent of such Losses.

                           (v) The allocation of Profits and Losses to any
                  Member shall be deemed to be an allocation to that Member of the same proportionate part of each separate item of taxable income, gain, loss, deduction or credit that comprises such Profits and Losses.

                  (c) RULES CONCERNING CALCULATIONS OF PROFITS AND LOSSES AND CODE SECTION 704(C) TAX ALLOCATIONS.

                           (i) For purposes of computing Profits and Losses
                  "CARRYING VALUE" shall mean (a) with respect to contributed property, the agreed value of such property reduced (but not below zero) by Depreciation, (b) with respect to property the book value of which is adjusted pursuant to Treas. Reg. Sections 1.704-1(b)(2)(iv)(d), (e) or (f), the amount determined pursuant to Sections 11.2(c)(iii) or (iv), and (c) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.

                           (ii) Upon the occurrence of any of the following
                  events, the Carrying Value of Company property shall be adjusted to its fair market value, as determined by the Managing Member:

(A)      The acquisition of an interest in the Company by a new or existing
                           Member in exchange for more than a de minimis contribution of money or property;

(B)      The distribution by the Company to a continuing or retiring Member of more than a de minimis amount of property or money in consideration for an interest in the Company; or

(C)      The "liquidation" of the Company within the meaning of Treas. Reg.
                           Section 1.704-1(b)(2)(ii)(g).

The revaluation of the Company property referred to in the immediately preceding sentence shall be made in accordance with Treas. Reg. Section
1.704-1(b)(2)(iv)(f).

                           (iii) Upon an issuance of additional interests in the
                  Company for cash or contributed property, the Carrying Value of all Company properties shall, immediately prior to issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof immediately prior to such issuance, and had been allocated to the Members, at such time, pursuant to Section
                  6.4 of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Managing Member using such reasonable methods of valuation as it may adopt.

                           (iv) Immediately prior to the distribution of any
                  Company property in liquidation of the Company or in redemption of all or part of any Member's interest in the Company, the Carrying Values of all Company properties shall be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Section 6.4 of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Managing Member using such reasonable methods of valuation as it may adopt.

                           (v) In accordance with Code Section 704(c) and the
                  regulations thereunder, income, gain, loss and deduction with respect to any contributed property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its agreed value, pursuant to any method permitted by the regulations and chosen by the Managing Member.

                           (vi) In the event the Carrying Value of any Company
                  asset is adjusted as described in paragraph (iii) or (iv) above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the regulations thereunder.

                           (vii) A transferee of a Company interest will succeed
                  to the Capital Account relating to the Company interest transferred.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 NOTICES. Any and all notices or other communications which may be sent to any Member shall be sent to the address listed in Schedule A, unless the Company is notified in writing of any change of address. Notices or other communications shall be deemed to have been given only when hand delivered or deposited with the United States Post Office by registered or certified mail addressed as set forth above.

         12.2 NO PARTITION OF COMPANY PROPERTY. Each of the Members hereby irrevocably waives any and all rights, duties, obligations and benefits with respect to any action for partition of Company property or to compel any sale thereof. Further, all rights, duties, benefits and obligations, including inventory and appraisement of the Company assets or sale of a deceased Member's interest therein, provision for which is made in the Act, or on account of the operation of any other rule or law of any other jurisdiction to compel any sale or appraisement of Company assets or sale of a deceased Member's interest therein, are hereby waived and dispensed with and the interest in the Company of a deceased Member shall be subject to the provisions of this Agreement.

         12.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         12.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart.

         12.5 LANGUAGE CONVENTIONS; CAPTIONS. Words of any gender used in this Agreement shall be held to include any other gender, and words of the singular number shall be held to include the plural (and vice-versa), when the sense requires. The captions to each Article and Section are inserted only as a matter of convenience and for reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect it.

         12.6 ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement (the "Asset Purchase Agreement"), of even date herewith, between Mazel Stores, Inc. and MZ Wholesale Acquisition, LLC, contain the entire understanding between the parties and supersedes any prior understanding and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not described herein or in the Asset Purchase Agreement. In the event of any conflict between the provisions of this Agreement and those contained in the Asset Purchase Agreement, the Asset Purchase Agreement shall govern.

         12.7 PROVISIONS SEVERABLE. This Agreement is intended to be performed in accordance with and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         12.8 BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of all Members and their respective legal representatives, heirs, permitted successors and permitted assigns.

         12.9 ARBITRATION. Any controversy, claim or dispute between the Parties, directly or indirectly, concerning this Agreement or the breach hereof shall be finally settled by arbitration conducted in accordance with Section
10.9 of the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties have entered into this Agreement and have hereunto set their hands to multiple copies hereof to be effective as provided in Section 1.2.
                                    MEMBERS:

                                    MZ WHOLESALE ACQUISITION, LLC

                                    By: /s/ Jeffry D. Swanson
                                       --------------------------------
                                    Name: Jeffry D. Swanson
                                         ------------------------------
                                    Title:  Vice President
                                          -----------------------------

                                    MAZEL STORES, INC.

                                    By: /s/ Peter J. Hayes
                                       --------------------------------------
                                    Name:  Peter J. Hayes
                                         ------------------------------------
                                    Title: CEO
                                          -----------------------------------

                                   SCHEDULE A
                                   ----------

                                 MZ PUT JV, LLC
                                 --------------



 Address of Principal Office of the Company Name and Address of Agent of the Company for Service of Process[Address][Andrew Service Corporation 4900 Key Tower, 127 Public Square Cleveland, Ohio 44114-1304] Name and Business Address of MANAGING MEMBER(S) Capital CONTRIBUTION Percentage INTEREST NO. OF UNITSMZ Wholesale Acquisition, LLC [address]$50%50 Name and Address OF OTHER MEMBER(S) Capital CONTRIBUTION Percentage INTEREST NO. OF UNITSMazel Stores, Inc. 200 Helen Street South Plainfield, NJ 07080 $50%50

SCHEDULE B
----------

                               PROCESSING CHARGES
                               ------------------


         The Processing Charges consist of:

         Storage and Warehousing expenses
         Administrative expenses
         Order entry expenses
         Customer Service expenses
         Commissions
         Freight
         Insurance
         All other costs and expenses in connection with the Company other than accounting and legal fees and other items to the extent agreed upon by all Members.